UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

2945 Wilderness Place

Boulder, CO 80301

Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                  Changes in Registrant’s Certifying Accountant.

On February 7, 2008, Grant Thornton LLP (“Grant Thornton”) notified Tapestry Pharmaceuticals, Inc. (the “Company”) of Grant Thornton’s resignation as the Company’s independent registered public accounting firm.

The report of Grant Thornton on the Company’s financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years through the date of Grant Thornton’s resignation, there were no disagreements with Grant Thornton on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter in connection with their report.

The Company has provided a copy of the disclosures contained in Item 4.01 of this Current Report on Form 8-K to Grant Thornton.  Grant Thornton has furnished the Company with a letter dated February 11, 2008 addressed to the Securities and Exchange Commission stating that it agrees with such statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2008

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP dated February 11, 2008.